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                                                                      EXHIBIT 21

                             AMSOUTH BANCORPORATION
                              LIST OF SUBSIDIARIES
                              AT DECEMBER 31, 2000

The following is a list of all subsidiaries of AmSouth Bancorporation and the jurisdiction in which they were organized. Each subsidiary does business under its own name.

Name                                                Jurisdiction Where Organized


FIRST AMERICAN BUSINESS CAPITAL, INC.                           Tennessee
FIRST AMERICAN ENTERPRISES, INC.                                Tennessee
AMSOUTH BANK                                                    Alabama
     AmSouth Auto Receivables LLC                               Delaware
     AmSouth Capital Corporation                                Delaware
     AmSouth Finance Corporation                                Alabama
     AmSouth Leasing Corporation                                Alabama
          A-F Leasing, Ltd.                                     Alabama
          AmSouth Leasing, Ltd.                                 Alabama
     A-F Leasing, LLC                                           Alabama
     AmSouth Insurance Agency, Inc.                             Florida
     AmSouth Investment Services, Inc.                          Alabama
          AmSouth Investment Services, Inc. of Mississippi      Mississippi
          AmSouth Investment Services, Inc. of Virginia         Virginia
     AmSouth Riverchase, Inc.                                   Alabama
     Cahaba Holdings, Inc.                                      Delaware
          Cahaba Corporation                                    Delaware
     Cahaba International, Inc.                                 Delaware
          Cahaba International, Ltd.                            Bermuda
     Commercial National Investment Services, Inc.              Louisiana
     Fifth Avenue Realty Company                                (unincorporated
                                                                joint venture)
     First American Network, Inc.                               Tennessee
     First AmTenn Life Insurance Company                        Mississippi
     FirstGulf Insurance Agency, Inc.                           Alabama
     Five Points Capital Advisors, Inc.                         Alabama
     FMLS, Inc.                                                 Tennessee
     Fortune Mortgage Corporation                               Florida
     GTC Title, Inc.                                            Alabama
          MCC Holdings, Inc.                                    Alabama
               Meriwether Capital Corporation                   Virginia
     Highland Rim Title Company                                 Tennessee
     IFC Insurance Agency, Inc.                                 Tennessee
     National Properties and Mining Company, Inc.               Delaware
     OakBrook Investments, LLC                                  Delaware
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     Rockhaven Asset Management, LLC                            Delaware
     Sawgrass Asset Management, LLC                             Delaware
     Service Mortgage and Insurance Agency, Inc.                Florida
     The SSI Group, Inc.                                        Florida